Exhibit 77(c)

Matters submitted to a Vote of Security Holders

On January 6, 2011 a Special Meeting of Shareholders of ING Pioneer Equity Income Portfolio, a series of ING Investors Trust, was held at which the shareholders were asked to approve (1) a new sub-advisory agreement for the Portfolio between Directed Services LLC ("DSL"), the Portfolio's investment adviser and ING Investment Management Co. ("ING IM"), the Portfolio's proposed sub-adviser, (2) to approve a new sub-advisory agreement between DSL and ING Investment Management Asia/Pacific (Hong Kong) Limited, and (3) to approve a new sub-advisory agreement between DSL and ING Investment Management Advisors B.V.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Pioneer Equity Income Portfolio	1	15,891,871.694	919,441.709	927,619.097	17,738,932.500
	2A	15,378,095.769	914,332.821	1,446,503.910	17,738,932.500
	2B	15,801,840.621	709,433.943	1,227,657.936	17,738,932.500

 On January 11, 2011 a Special Meeting of Shareholders of ING Morgan Stanley Global Tactical Asset Allocation Portfolio, a series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization by and between ING Morgan Stanley Global Tactical Asset Allocation Portfolio and ING American Funds World Allocation Portfolio, providing for the reorganization of ING Morgan Stanley Global Tactical Asset Allocation Portfolio with and into ING American Funds World Allocation Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Morgan Stanley Global Tactical Asset Allocation Portfolio	1	7,528,646.340	183,111.180	291,230.479	8,002,987.999

On January 11, 2011 a Special Meeting of Shareholders of ING BlackRock Large Cap Value Portfolio, a series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Reorganization by and between ING BlackRock Large Cap Value Portfolio and ING T. Rowe Price Equity Income Portfolio, providing for the reorganization of ING BlackRock Large Cap Value Portfolio with and into ING T. Rowe Price Equity Income Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING BlackRock Large Cap Value Portfolio	1	3,634,352.742	33,125.360	139,105.783	3,806,583.885

On January 11, 2011 a Special Meeting of Shareholders of ING American Funds Growth-Income Portfolio, a series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Regorganization by and between ING American Funds Growth-Income Portfolio and ING Growth and Income Portfolio, providing for the reorganization of ING American Funds Growth-Income Portfolio with and into ING Growth and Income Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING American Funds Growth-Income Portfolio	1	39,601,982.520	1,320,881.348	2,232,545.432	43,155,409.300

On January 11, 2011 a Special Meeting of Shareholders of ING Lord Abbett Growth and Income Portfolio, a series of ING Investors Trust, was held at which the shareholders were asked to approve (1) an Agreement and Plan of Regorganization by and between ING Lord Abbett Growth and Income Portfolio and ING Pioneer Equity Income Portfolio, providing for the reorganization of ING Lord Abbett Growth and Income Portfolio with and into ING Pioneer Equity Income Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Lord Abbett Growth and Income Portfolio	1	15,690,742.820	433,931.877	830,816.200	16,955,490.897

On June 14, 2011 a Special Meeting of Shareholders of ING Clarion Real Estate Portfolio, a series of ING Investors Trust, was held at which the shareholders were asked to approve (1) A new sub-advisory agreement between Directed Services LLC ("DSL"), the investment adviser to the Portfolio, and ING Clarion Real Estate Securities, LLC, the current and proposed sub-adviser to the Portfolio and (2) a new investment advisory agreement with DSL to reflect the unbundling of the unified fee structure into its advisory, administrative, and "other" expense components.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Clarion Real Estate Portfolio	1	17,993,755.684	730,264.527	1,473,721.727	20,197,741.938
	2	17,871,377.03	789,304.328	1,537,060.574	20,197,741.938

On June 14, 2011 a Special Meeting of Shareholders of ING Clarion Global Real Estate Portfolio, a series of ING Investors Trust, was held at which the shareholders were asked to approve (1) a new sub-advisory agreement between ING Investments, LLC, the investment adviser to the Portfolio, and ING Clarion Real Estate Securities, LLC, the current and proposed sub-adviser to the Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Clarion Global Real Estate Portfolio	1	36,380,853.909	1,332,345.444	3,064,163.416	40,777,362.769